Exhibit 99.1

FOR:             WesBanco, Inc.
COMPANY CONTACT:
John Iannone
Vice President, Investor Relations
(304) 905-7021

WesBanco, Inc. to Host Fiscal 2015 Fourth Quarter Earnings Conference Call and Webcast on Wednesday, January 27

Wheeling, WV, January 7, 2016 – WesBanco, Inc. (NASDAQ:WSBC), a multi-state bank holding company with total assets of approximately $8.5 billion, announced today it will host a conference call at 10 a.m. ET on Wednesday, January 27, 2016.  Company executives will review financial results for the fourth quarter of fiscal 2015.  Results for the quarter are expected to be released after the market close on Tuesday, January 26, 2016.

Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com.  Participants can also listen to the conference call by dialing 888-347-6607, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call.  Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, or 412-317-0088 for international callers, and providing the access code of 10078434.  The replay will begin at approximately 12 p.m. ET on January 27, and end at 12 a.m. ET on February 4. An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

About WesBanco, Inc.
WesBanco, Inc. (www.wesbanco.com) is a multi-state bank holding company with total assets of approximately $8.5 billion operating through 141 branch locations and 129 ATMs in West Virginia, Ohio and Pennsylvania. WesBanco's banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia. WesBanco also operates an insurance brokerage company, WesBanco Insurance Services Inc., and a full-service broker/dealer, WesBanco Securities Inc.